EXHIBIT 99.1

News Release

NYSE:	BVC
Web Site:	www.bayviewcapital.com
Contact:	John Okubo
(650) 294-7778

FOR IMMEDIATE RELEASE

July 21, 2004

Bay View Capital Corporation Announces Second Quarter
Results and Earnings Restatements

     San Mateo, California – Bay View Capital Corporation (the “Company”) today reported a second quarter 2004 net loss of $121 thousand, or $0.02 per diluted share, compared to a first quarter 2004 net loss of $843 thousand, or $0.13 per diluted share. During the period September 30, 2002 through September 30, 2003, the Company reported its results of operations under the liquidation basis of accounting under which the Company did not report earnings and earnings per share. As previously announced, on June 30, 2004, as of 5:00 p.m., EDT, the Company effected a 1-for-10 reverse stock split. As a result, the Company’s issued common stock was reduced from 65,910,689 shares prior to the reverse split to 6,590,461 shares following the reverse split, including an adjustment for fractional shares. Accordingly, shares outstanding and per share amounts are presented on a post-split basis for all periods reported.

     The Company initiated a review, in the second quarter, of its policy for recording loan origination costs on auto contracts held for sale and determined that the expense related to those origination costs was overstated in the fourth quarter of 2003 and the first quarter of 2004. As a result, the Company restated its fourth quarter 2003 and first quarter 2004 financial statements to reflect the reduced expense in those periods as described in detail below.

     Second quarter results improved, compared to the prior quarter, primarily due to increased interest income, unrealized gains in the Company’s interest rate swap portfolio and decreased general and administrative expenses. Total assets grew to $387.9 million at June 30, 2004 compared to $364.1 million at December 31, 2003, reflecting $86.3 million of growth in auto contracts, which was partially offset by $39.6 million of payoffs of auto leases.

     On June 30, 2004, the Company redeemed the remaining $22.0 million of the 9.76% Cumulative Capital Securities (the “Capital Securities”) issued by Bay View Capital I Trust at a price equal to 100% of the $25.00 par value of each Capital Security plus the quarterly dividend on the Capital Securities totaling $0.61 per Capital Security. The Company also paid a cash distribution of $16.5 million, or $0.25 per share, to common stockholders on June 30, 2004 prior to the reverse split.

     At June 30, 2004, income tax assets included deferred tax assets of approximately $16.3 million, consisting of net deferred tax assets of $37.8 million less a valuation allowance of $21.5 million.

Bay View Acceptance Corporation

     Bay View Acceptance Corporation (“BVAC”), the Company’s indirect auto finance company, acquires auto installment contracts from approximately 7,000 manufacturer-franchised and independent auto dealers in 25 states and has positioned itself in the market as a premium priced lender for well-qualified borrowers seeking extended financing terms and larger advances than those generally offered by traditional lenders. The Company believes this strategy has enabled BVAC to establish a loyal dealership network by satisfying a unique niche within this market segment that is not dominated by large commercial banks and captive finance companies.

     BVAC’s second quarter 2004 net income was $1.5 million compared to first quarter 2004 net income of $654 thousand. The increased earnings were attributable to increased net interest income, resulting from an increase in the average balance of the warehouse inventory, and decreased general and administrative expenses.

     During the second quarter of 2004, BVAC purchased $75.9 million of auto contracts compared to $69.3 million for the first quarter – representing a 9% quarter-over-quarter increase in production. Second quarter purchased contract rates averaged 7.86% and FICO scores averaged 734; compared to first quarter purchased contract rates which averaged 7.90% and FICO scores which averaged 734. At June 30, 2004, BVAC was servicing 29,057 installment contracts representing $561.6 million compared to 29,824 installment contracts representing $560.4 million at March 31, 2004.

     Net chargeoffs on managed contracts declined to 1.21% of average managed assets for the second quarter from 1.23% for the prior quarter. Total contracts delinquent 30 days or more as a percentage of managed contracts were 0.31% at June 30, 2004 compared to 0.41% at March 31, 2004.

     BVAC sold $10.2 million and $15.6 million of auto contracts on a “whole loan” basis during the second quarter and the first half of 2004, respectively. Repayments of $27.3 million and $50.1 million were received during the second quarter and the first half of 2004, respectively.

     During the second quarter, BVAC secured a $350.0 million warehouse credit facility to replace its existing $250.0 million credit facility. The $100.0 million increase in borrowing capacity will provide BVAC with additional liquidity, greater flexibility to manage its warehouse inventory and allow BVAC to maintain additional auto contracts in its warehouse inventory and increase net interest income.

     BVAC anticipates securitizing a portion of its warehoused auto contracts in an asset-backed bond offering in the fourth quarter of 2004 or the first quarter of 2005. Its previous securitizations were structured as sales transactions; however, many banks and finance companies have recently elected to structure such transactions as financings that preclude the use of “gain-on-sale” accounting. BVAC anticipates structuring its future securitizations as financings that will not qualify for “gain-on-sale” accounting. As a result of this decision, and in anticipation of securitizing auto contracts and marketing an asset-backed bond offering in the next two to three quarters, BVAC transferred $102.5 million of auto contracts from its held-for-sale portfolio to its held-for-investment portfolio during the second quarter.

Bay View Bank Liquidation

     The Company continues to dispose of the assets and satisfy the liabilities remaining from its assumption of the assets and liabilities of its former subsidiary, Bay View Bank, N.A. Since December 31, 2003, $65.7 million of these assets have been liquidated and $47.1 million of these liabilities have been satisfied. At June 30, 2004, remaining assets to be liquidated, including restricted cash, auto leases, commercial loans and foreclosed real estate, represented approximately $87.9 million compared to $153.6 million at December 31, 2003. With the redemption of the remaining Capital Securities at the end of the second quarter, remaining liabilities, including a

$6.1 million financing secured by cash flow from remaining auto leases, have been reduced to $11.9 million at June 30, 2004.

     Nonperforming assets in liquidation, net of mark-to-market valuation allowances, declined to $5.7 million at June 30, 2004 from $6.8 million at December 31, 2003. The decrease in nonperforming assets was primarily due to a decline in nonaccruing asset-based loans, and the sale of real estate owned and other repossessed assets. Total loans to be liquidated that were delinquent 60 days or more were $1.4 million at June 30, 2004 compared to $563 thousand at December 31, 2003.

Other

     The Company is announcing that it is restating its fourth quarter 2003 and first quarter 2004 results of operations to reflect additional earnings. The restatement resulted from a review of the Company’s application of FASB Statement No. 91, Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases, to BVAC’s portfolio of auto contracts held for sale. This restatement covers the previously reported periods since the Company re-adopted the going concern basis of accounting on October 1, 2003. The effect of the restatement is to increase net income for the quarter ended December 31, 2003 by $182 thousand, or $0.03 per diluted share, and to increase net income for the first quarter of 2004 by $244 thousand, or $0.04 per diluted share. Results of operations for the six months ended June 30, 2004 reflect the restatement of first quarter 2004 net income. The restatement does not affect, and there will be no impact on, or change in, the Company’s reported statements of cash flows. The Company will amend its Form 10-Q for the quarter ended March 31, 2004 and its Form 10-K for the year ended December 31, 2003 to reflect the changes described above.

     During the fourth quarter of 2003, the Company’s Board of Directors amended the Plan of Dissolution and Stockholder Liquidity (the “Plan”), which the Company adopted in October 2002, to become a plan of partial liquidation. As a result, the Company discontinued its use of the liquidation basis of accounting and re-adopted the going concern basis of accounting effective October 1, 2003. Accordingly, the Company is providing the following financial statements herein:

Financial Condition: Consolidated Statements of Financial Condition as of June 30, 2004 and December 31, 2003

Results of Operations / Change in Net Assets: Consolidated Statements of Operations and Comprehensive Loss for the three- and six-month periods ended June 30, 2004 and the three-month period ended March 31, 2004 and a Consolidated Statement of Changes in Net Assets in Liquidation (Liquidation Basis) for the three- and six-month periods ended June 30, 2003.

     The Company will host a conference call at 2:00 p.m. PDT on July 21, 2004 to discuss its financial results. Analysts, media representatives and the public are invited to listen to this discussion by calling 1-888-793-6954 and referencing the password “BVC.” An audio replay of this conference call will be available through Friday, August 20, 2004 and can be accessed by dialing 1-800-293-4240.

     Bay View Capital Corporation is a financial services company headquartered in San Mateo, California and is listed on the NYSE: BVC. For more information, visit the Company’s website at www.bayviewcapital.com.

Forward-Looking Statements

     All statements contained in this release that are not historic facts are based on current expectations. Such statements are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995) in nature and involve a number of risks and uncertainties. Although the Company currently believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated by the forward-looking statements will be realized. For information regarding factors that could cause the results contemplated by the forward-looking statements to differ from expectations, such as the inability to achieve the financial goals of both the Company’s plan of partial liquidation, including any financial goals related to contemplated asset resolution; and the Company’s plan for the continuing operation of the auto business, including the inability to use net operating loss carryforwards that the Company currently has, please refer to the Company’s Reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the Company or any other person. The Company disclaims any obligation to update such forward-looking statements or to announce publicly the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

Bay View Capital Corporation
Consolidated Statements of Financial Condition
(Unaudited)

		December 31,
		2003
	June 30, 2004	Restated
	Going Concern Basis
	(Dollars in thousands)
ASSETS
Cash and cash equivalents:
Cash and due from depository institutions	$5,829	$11,434
Short-term investments	10	129

	5,839	11,563
Restricted cash	37,114	32,240
Securities available-for-sale:
Retained interests in securitizations	26,718	28,590
Mortgage-backed and other securities	201	6,139
Loans held-for-sale:
Installment contracts	149,637	165,874
Other loans	5,312	12,074
Installment contracts held-for-investment, net	102,502	—
Investment in operating lease assets, net	27,041	66,657
Real estate owned, net	4,254	4,955
Premises and equipment, net	460	371
Repossessed vehicles	395	438
Income taxes, net	15,687	21,031
Goodwill	1,846	1,846
Other assets	10,869	12,340

Total assets	$387,875	$364,118

LIABILITIES AND STOCKHOLDERS’ EQUITY
Borrowings:
Warehouse credit facility	$220,941	$138,221
Other borrowings	6,136	16,055
Junior Subordinated Deferrable Interest Debentures	—	24,784
Other liabilities	11,246	17,500
Liquidation reserve	10,290	11,626

Total liabilities	248,613	208,186

Stockholders’ equity:
Common stock ($.01 par value); authorized, 80,000,000 shares; issued, 2004 – 6,590,461 shares; 2003 – 6,579,333 shares; outstanding, 2004 – 6,579,383 shares; 2003 – 6,575,890 shares	66	658
Additional paid-in capital	141,073	156,588
Accumulated deficit	(1,638)	(673)
Treasury stock, at cost; 2004 – 11,078 shares; 2003 – 3,443 shares	(755)	(587)
Accumulated other comprehensive gain (loss)	516	(54)

Total stockholders’ equity	139,262	155,932

Total liabilities and stockholders’ equity	$387,875	$364,118

Bay View Capital Corporation
Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)

			For the Six
	For the Three Months Ended		Months Ended
		March 31,
	June 30,	2004	June 30,
	2004	Restated	2004
	(Dollars in thousands, except per share amounts)
Interest income:
Interest on loans and leases	$4,508	$4,155	$8,663
Interest on mortgage-backed securities	2	29	31
Interest and dividends on investment securities	702	728	1,430

	5,212	4,912	10,124
Interest expense:
Interest on borrowings	2,163	1,942	4,105

	2,163	1,942	4,105
Net interest income	3,049	2,970	6,019
Provision for losses on installment contracts	521	—	521

Net interest income after provision for losses on installment contracts	2,528	2,970	5,498
Noninterest income:
Leasing income	3,596	5,228	8,824
Loan fees and charges	224	500	724
Loan servicing income	852	947	1,799
Gain (loss) on sale of assets and liabilities, net	260	(305)	(45)
Other, net	1,324	771	2,095

	6,256	7,141	13,397
Noninterest expense:
General and administrative	6,146	6,541	12,687
Leasing expenses	2,848	4,667	7,515
Real estate owned operations, net	(11)	291	280

	8,983	11,499	20,482
Loss before income tax benefit	(199)	(1,388)	(1,587)
Income tax benefit	(78)	(545)	(623)

Net loss	$(121)	$(843)	$(964)

Basic loss per share	$(0.02)	$(0.13)	$(0.15)

Diluted loss per share	$(0.02)	$(0.13)	$(0.15)

Weighted-average basic shares outstanding	6,579	6,578	6,579

Weighted-average diluted shares outstanding	6,579	6,578	6,579

Net loss	$(121)	$(843)	$(964)
Other comprehensive income (loss), net of tax:
Change in unrealized gain (loss) on securities available-for-sale, net of tax expense (benefit) of ($24), $389 and $364 for the three months ended June 30, 2004 and March 31, 2004 and the six months ended June 30, 2004, respectively	(38)	608	570

Other comprehensive income (loss)	(38)	608	570

Comprehensive loss	$(159)	$(235)	$(394)

Bay View Capital Corporation
Consolidated Statement of Changes in Net Assets in Liquidation (Liquidation Basis)
(Unaudited)

	For the Three	For the Six
	Months Ended	Months Ended
	June 30, 2003	June 30, 2003
	(Dollars in thousands)
Net assets in liquidation at beginning of period	$410,964	$410,064
Pre-tax income from operations	720	2,135
Changes in estimated values of assets and liabilities	(924)	(2,588)
Income tax benefit	786	1,588

Net income from operations	582	1,135
Dividends on Capital Securities	(2,251)	(4,502)
Other changes in net assets in liquidation(1)	569	3,167

Net assets in liquidation at end of period	$409,864	$409,864

(1) Primarily represents proceeds from stock options and warrants exercised.

BAY VIEW CAPITAL CORPORATION
SELECTED FINANCIAL DATA
(Unaudited)

				For the Six	For the Six
	For the Three Months Ended			Months Ended	Months Ended
		March 31,
		2004
	June 30, 2004	Restated	June 30, 2003	June 30, 2004	June 30, 2003
			Liquidation	Going Concern	Liquidation
	Going Concern Basis		Basis	Basis	Basis
	(Dollars in thousands)
Selected Results of Operations/Changes in Net Assets in Liquidation Information:
Net interest income(1)	$3,049	$2,970	$3,783	$6,019	$7,077
Provision for losses on installment contracts	(521)	—	—	(521)	—
Leasing income	3,596	5,228	10,862	8,824	23,773
Gain (loss) on sale of assets and liabilities, net	260	(305)	(85)	(45)	(32)
Other income, net	2,400	2,218	1,618	4,618	3,588
General and administrative expenses	(6,146)	(6,541)	(9,542)	(12,687)	(19,002)
Leasing expense	(2,848)	(4,667)	(7,958)	(7,515)	(17,412)
Other expense	11	(291)	(209)	(280)	(359)

Pre-tax loss from operations	(199)	(1,388)	(1,531)	(1,587)	(2,367)
Changes in estimated liquidation values of assets and liabilities	—	—	(924)	—	(2,588)
Income tax benefit	78	545	786	623	1,588
Other changes in net assets in liquidation	—	—	569	—	3,167

Change in net assets in liquidation	—	—	$(1,100)	—	$(200)

Net loss	$(121)	$(843)		$(964)

		At March 31, 2004
	At June 30, 2004	Restated	At June 30, 2003
	Going Concern Basis		Liquidation Basis
	(Dollars in thousands)
Loans and Leases Receivable:
Auto installment contracts(2)	$252,139	$207,630	$216,724
Other loans and leases:
Multi-family mortgage loans	—	—	9
Commercial mortgage loans	—	—	2,675
Franchise loans	4,856	6,314	31,827
Asset-based loans, syndicated loans, factored receivables and commercial leases	456	503	8,829
Business loans	—	—	5,865

Total other loans and leases	5,312	6,817	49,205

Loans and leases receivable(3)	$257,451	$214,447	$265,929

Credit Quality (Liquidating Portfolio):
Nonperforming assets – total(4)	$5,672	$5,719	$19,721
Nonperforming assets – franchise	$5,045	$5,045	$15,901
Loans and leases delinquent 60 days or more	$1,418	$435	$2,716
Loans and leases delinquent 60 days or more – franchise	$961	$—	$1,853

BAY VIEW CAPITAL CORPORATION
SELECTED FINANCIAL DATA (continued)
(Unaudited)

		At March 31, 2004
	At June 30, 2004	Restated	At June 30, 2003
			Liquidation
	Going Concern Basis		Basis
	(Dollars in thousands, except per share amounts)
Per Share Data:
Book value per share(5)	$21.17	$23.67	N/A
Net assets in liquidation per diluted share outstanding(5)	N/A	N/A	$63.70
Other Data:
Full-time equivalent employees, including BVAC	128	134	197

(1)	Effective July 1, 2003, the Company adopted Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” and, accordingly, dividend expense on the Capital Securities has been reflected in interest on borrowings.

(2)	Excludes auto-related operating lease assets reported separately from loans and leases totaling $27.0 million, $45.1 million, and $117.7 million at June 30, 2004, March 31, 2004 and June 30, 2003, respectively.

(3)	Includes allowances for mark-to-market valuation reserves and credit losses of $2.2 million, $0.9 million and $16.6 million at June 30, 2004, March 31, 2004 and June 30, 2003, respectively.

(4)	Nonperforming assets include mark-to-market valuation reserves of $0.8 million, $0.8 million and $7.4 million at June 30, 2004, March 31, 2004 and June 30, 2003, respectively.

(5)	Book value per share and net assets in liquidation per diluted share outstanding are presented on a post-reverse stock split basis.

BAY VIEW ACCEPTANCE CORPORATION

		At March 31, 2004
	At June 30, 2004	Restated	At June 30, 2003
	Going Concern Basis
		(Dollars in thousands)
Selected Balance Sheet Information:
Cash and cash equivalents	$5,345	$(642)	$42,185
Restricted cash	8,440	9,025	914
Retained interest in auto loan securitization	26,718	29,040	23,836
Installment contracts held-for-sale	149,637	207,630	216,723
Installment contracts held-for-investment, net	102,502	—	—
Other assets	7,265	6,522	5,335

Total assets	$299,907	$251,575	$288,993

Advances from parent	$2,764	$22,771	$207,681
Warehouse line	220,941	155,158	13,137
Other liabilities	12,915	11,898	9,009

Total liabilities	236,620	189,827	229,827
Stockholder’s equity	63,287	61,748	59,166

Total liabilities and stockholder’s equity	$299,907	$251,575	$288,993

BAY VIEW ACCEPTANCE CORPORATION (Continued)

				For the Six	For the Six
	For the Three Months Ended			Months Ended	Months Ended
		March 31,
		2004
	June 30, 2004	Restated	June 30, 2003	June 30, 2004	June 30, 2003
	Going Concern Basis
	(Dollars in thousands)
Selected Results of Operations Information:
Interest on auto contracts	$4,394	$3,913	$3,372	$8,307	$6,188
Interest on investment securities	652	666	892	1,318	1,642
Interest expense on borrowings	(1,688)	(1,319)	(1,090)	(3,007)	(1,798)

Net interest income	3,358	3,260	3,174	6,618	6,032
Provision for losses on installment contracts	(521)	—	—	(521)	—
Loan fees and charges	191	215	221	406	465
Loan servicing income	821	939	817	1,760	1,790
Gain (loss) on sale of assets, net	252	(212)	—	40	—
Other income, net	1,254	(183)	48	1,071	98
Unrealized loss on auto contracts held-for-sale	—	—	(47)	—	(140)
General and administrative expenses	(2,746)	(2,910)	(3,754)	(5,656)	(6,601)

Income before income tax expense	2,609	1,109	459	3,718	1,644
Income tax expense	(1,070)	(455)	(193)	(1,525)	(687)

Net income	$1,539	$654	$266	$2,193	$957

Selected Production Information:
Dollar value of contracts purchased	$75,874	$69,337	$73,593	$145,184	$145,229
Number of contracts purchased	2,501	2,289	2,621	4,790	5,154
Average balance of contracts purchased	$30.3	$30.2	$28.1	$30.3	$28.2
Weighted-average contract rate	7.86%	7.90%	8.50%	7.88%	8.60%
Average FICO credit score	734	734	732	734	730
Selected Warehouse Inventory Information:
Weighted-average contract rate	8.32%	8.40%	8.46%	8.36%	8.49%
Selected Credit Quality Information:
Net chargeoffs on managed contracts for period	$1,690	$1,739	$1,781	$3,429	$3,765
Net chargeoffs as a percentage of average managed contracts (annualized)	1.21%	1.23%	1.19%	1.22%	1.23%
Contracts delinquent 30 days or more as a percentage of managed contracts (as of period-end)	0.31%	0.41%	0.39%	0.31%	0.39%
Average Managed Contracts	$559,982	$566,371	$596,953	$563,151	$612,405

	At June 30, 2004	At March 31, 2004	At June 30, 2003
		(Dollars in thousands)
Managed Assets:
Total managed contracts	$561,585	$560,389	$590,417
Total number of contracts	29,057	29,824	33,742
Other Data:
Full-time equivalent employees	99	101	133